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                                                                    EXHIBIT 4.2

                            SANGAMO BIOSCIENCES, INC.

                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                 MARCH ___, 2000



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                                TABLE OF CONTENTS

1.  Definitions.........................................................................       1


2.  Registration Rights.................................................................       2

    2.1.   Request for Registration.....................................................       3
    2.2.   Company Registration.........................................................       4
    2.3.   Obligations of the Company...................................................       5
    2.4.   Furnish Information..........................................................       6
    2.5.   Expenses of Demand Registration..............................................       7
    2.6.   Expenses of Company Registration.............................................       7
    2.7.   Underwriting Requirements....................................................       7
    2.8.   Delay of Registration........................................................       8
    2.9.   Indemnification..............................................................       8
    2.10.  Reports Under Securities Exchange Act of 1934................................      10
    2.11.  Form S-3 Registration........................................................      10
    2.12.  Assignment of Registration Rights............................................      11
    2.13.  Limitations on Subsequent Registration Rights................................      12
    2.14.  "Market Stand-Off" Agreement.................................................      12
    2.15.  Termination of Registration Rights...........................................      13

3.  Covenants of the Company............................................................      13

    3.1.   Delivery of Financial Statements.............................................      13
    3.2.   Termination of Information Covenant..........................................      13
    3.3.   Right of First Offer.........................................................      13
    3.4.   Board Representation and Observer Rights.....................................      15
    3.5.   Termination of Covenants.....................................................      15

4.  Miscellaneous.......................................................................      16

    4.1.   Successors and Assigns.......................................................      16
    4.2.   Governing Law................................................................      16
    4.3.   Counterparts.................................................................      16
    4.4.   Titles and Subtitles.........................................................      16
    4.5.   Notices......................................................................      16
    4.6.   Expenses.....................................................................      16
    4.7.   Amendments and Waivers.......................................................      16
    4.8.   Severability.................................................................      16
    4.9.   Aggregation of Stock.........................................................      17
    4.10.  Entire Agreement; Amendment; Waiver..........................................      17
Schedule A
Schedule B


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                           INVESTORS' RIGHTS AGREEMENT

        THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT is made as of March ___, 2000, by and between Sangamo BioSciences, Inc., a Delaware corporation (the "Company"), and the investors listed on Schedule A hereto and the Stockholders listed on Schedule B hereto, each of which is herein referred to as an "Investor."


                                    RECITALS

        WHEREAS, the Company and certain Investors (the "Series A Investors") are parties to that certain Series A Preferred Stock Purchase Agreement dated June 28, 1996 (the "Series A Agreement");

        WHEREAS, the Company and certain other Investors (the "Series B Investors") are parties to that certain Series B Preferred Stock Purchase Agreement dated November 6, 1997 (the "Series B Agreement");

        WHEREAS, the Company and certain Investors (the "Series C Investors") are parties to that certain Series C Preferred Stock Purchase Agreement dated as of August 24, 1999;

        WHEREAS, the Company and an Investor (the "Additional Series C Investor") are parties to that certain Series C Preferred Stock Purchase Agreement dated as of November 5, 1999;

        WHEREAS, the Company and an Investor (the "Final Series C Investor") are parties to that certain Series C Preferred Stock Purchase Agreement dated as of January 20, 2000;

        WHEREAS, the Company has granted the Series A, Series B and Series C Investors and the Stockholders registration rights, information rights, rights of first offer and other rights (collectively, the "Prior Rights") pursuant to that certain Investor Rights Agreement dated November 5, 1999 (the "Prior Rights Agreement");

        WHEREAS, in order to update certain information in Section 3.3(d), the Company, the Series A Investors, the Series B Investors, the Series C Investors and the Stockholders hereby agree to terminate the Prior Rights Agreement in its entirety and to accept in lieu of the Prior Rights Agreement, the registration rights, information rights, rights of first offer and other rights and obligations provided for herein.

        NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

        1. Definitions. For purposes of this Investor Rights Agreement:

              (a) The term "Act" means the Securities Act of 1933, as amended.

              (b) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which


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permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

              (c) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 2.12 hereof.

              (d) The term "Major Holder" means any person owning of having the right to acquire at least, (i) in the case of a holder of Series A Preferred Shares, twenty-five thousand (25,000) shares (as adjusted for any stock dividends, combinations or splits), or, (ii) in the case of a holder of Series B Preferred Shares, one hundred thousand (100,000) shares (as adjusted for any stock dividends, combinations or splits), or (iii) in the case of a holder of Series C Preferred Shares, fifty thousand (50,000) shares (as adjusted for any stock dividends, combinations or splits), of Registrable Securities or any assignee thereof in accordance with Section 2.12 hereof.

              (e) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

              (f) The term "Preferred Stock" shall mean collectively the Company's Series A Preferred Stock, par value $0.01 per share, and the Company's Series B Preferred Stock, par value $0.01 per share.

              (g) The term "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

              (h) The term "Registrable Securities" means (i) the Common Stock issued and outstanding as of this date (as identified on Schedule B hereto),
(ii) the Common Stock issuable or issued upon conversion of the Preferred Stock, and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under Section 2 are not assigned.

              (i) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

              (j) The term "SEC" shall mean the Securities and Exchange Commission.

        2. Registration Rights. The Company covenants and agrees as follows:

              2.1. Request for Registration.

                  (a) If the Company shall receive at any time six (6) months after the effective date of the first registration statement for a public offering of securities of the Company



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(other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the Holders of at least 40% of the outstanding Series A Preferred Stock and Series B Preferred Stock and Series C Preferred Stock (collectively, the "Preferred Stock"), or the Common Stock into which such Preferred Stock is convertible, that the Company file a registration statement under the Act covering the registration of all or a part of the Registrable Securities having a reasonably anticipated aggregate offering price, net of underwriting discounts and commissions that exceeds $7,500,000, then the Company shall:

                       (i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

                       (ii) effect, as soon as practicable, the registration under the Act of all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 2.1(b), within twenty (20) days of the mailing of such notice by the Company in accordance with Section 4.5.

                  (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 2.1(a) and the Company shall include such information in the written notice referred to in subsection 2.1(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 2.3(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
Section 2.1, if either the underwriter or the Company advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder.

                  (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.1, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.



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                  (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.1:

                       (i) After the Company has effected one registration pursuant to this Section 2.1 and such registration has been declared or ordered effective;

                       (ii) During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 2.2 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                       (iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.11 below.

              2.2. Company Registration.

                  (a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Major Holder written notice of such registration. Upon the written request of each Major Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 4.5, the Company shall, subject to the provisions of Section 2.7, cause to be registered under the Act all of the Registrable Securities that each such Major Holder has requested to be registered.

                  (b) If the Company intends to distribute the Registrable Securities by means of an underwriting, it shall so advise the Major Holders in the written notice referred to in subsection 2.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Major Holders. In such event, the right of any Major Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Major Holders and such Holder) to the extent provided herein. All Major Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 2.3(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2.2, if either the underwriter or the Company advises the Major Holders in writing that, in the good faith determination of the underwriter, marketing factors require a limitation of the number of shares to be underwritten, then the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Major Holders thereof, in



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proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Major Holder; provided, however, that the number of shares of Registrable Securities held by the Company to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. In the event that the underwriting set forth in this Section 2.2(b) is the initial public offering of the Company's securities, the Major Holders may be excluded entirely if either the underwriters or the Company make the determination set forth above.

              2.3. Obligations of the Company. Whenever required under this
Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty
(120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and
(II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general



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consent to service of process in any such states or jurisdictions, unless the
Company is already subject to service in such jurisdiction and except as may be required by the Act.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                  (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                  (i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this
Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and
(ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

              2.4. Furnish Information.

                  (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                  (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.1 or Section 2.11 if, due to the operation of subsection 2.4(a), the number of shares or the anticipated aggregate offering price of the



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Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 2.1(a) or subsection 2.11(b)(2), whichever is applicable.

              2.5. Expenses of Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 2.1, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company (including fees and disbursements of counsel for the Company in its capacity as counsel to the selling Holders hereunder; if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements of one counsel for the selling Holders) shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2.1; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.1.

              2.6. Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 2.2 for each Holder (which right may be assigned as provided in Section 2.12), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of counsel for the Company in its capacity as counsel to the selling Holders hereunder; if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

              2.7. Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 2.2 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters and Company determine in their sole discretion will not, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters and Company determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and Company determine in their sole discretion will not jeopardize the success of



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the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling Stockholder. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

              2.8. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

              2.9. Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                  (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages,



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or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 2.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 2.9(b) exceed the gross proceeds from the offering received by such Holder.

              (c) Promptly after receipt by an indemnified party under this
Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

              (d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.



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                  (e) Notwithstanding the foregoing, to the extent that the
provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                  (f) The obligations of the Company and Holders under this
Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement, whether or not the registration was pursuant to this Section 2.

              2.10. Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                  (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                  (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                  (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

              2.11. Form S-3 Registration. In case the Company shall receive from a Major Holder or Major Holders of the Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Major Holder or Major Holders, the Company will:

                  (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Major Holders; and

                  (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Major Holder's or Major Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Major Holder or Major Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.11: (1) if Form S-3 is not available for such offering by the Major Holders; (2) if the Major Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,000,000; (3) if the Company shall furnish to the Major Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred fifty (150) days after receipt of the request of the Major Holder or Major Holders under this Section 2.11; provided, however, that the Company shall not utilize this right more than once in any twelve month period;
(4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected one registration on Form S-3 for the Major Holders pursuant to this Section 2.11; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                  (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Major Holders. All expenses incurred in connection with two (2) registrations requested pursuant to Section 2.11, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the selling Major Holder or Major Holders and counsel for the Company, but excluding any underwriters' discounts or commissions associated with Registrable Securities, shall be borne by the Company. Thereafter, all expenses incurred in connection with a registration requested pursuant to Section 2.11, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the selling Major Holder or Major Holders and counsel for the Company, but excluding any underwriters' discounts or commissions associated with Registrable Securities, shall be borne pro rata by the Major Holder or Major Holders participating in the Form S-3 Registration. Registrations effected pursuant to this Section 2.11 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.1 or 2.2, respectively.

              2.12. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least (i) in the case of Series A Preferred Shares, twenty-five thousand (25,000) shares, (ii) in the case of Series B Preferred Shares, one hundred thousand (100,000) shares, or (iii) in the case of Series C Preferred Shares, fifty thousand (50,000) shares, of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of
Section 2.14 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 2.

              2.13. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section
2.1 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 2.1(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 2.1.

              2.14. "Market Stand-Off" Agreement. Each Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that such market stand-off time period shall not exceed one hundred eighty (180) days.

              In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

              Notwithstanding the foregoing, the obligations described in this
Section 1.15 shall not apply to a registration solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission

Rule 145 transaction on Form S-14 or Form S-15 or similar forms which may be promulgated in the future.

              2.15. Termination of Registration Rights.

                  (a) The right of any Holder to request registration or inclusion in registration pursuant to this Section 1 shall terminate on the earlier of (i) two years after the closing of an initial public offering of Common Stock of the Company; or (ii) such date as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90) day period.

                  (b) No Holder shall be entitled to exercise any right provided for in this Section 2 while such Holder owns less than one percent (1%) of the Company's Common Stock and would continue to hold less than one percent (1%) of the Company's Common Stock following conversion of all of such Holder's Preferred Stock to Common Stock.

        3. Covenants of the Company.

              3.1. Delivery of Financial Statements. The Company shall automatically deliver to each Major Holder copies of its quarterly and annual unaudited or audited, as the case may be, financial statements, prepared in accordance with generally accepted accounting principles ("GAAP").

              3.2. Termination of Information Covenant. The covenant set forth in Section 3.1 shall terminate and shall be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.

              3.3. Right of First Offer. Subject to the terms and conditions specified in this paragraph 3.3, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 3.3 a "Major Investor" shall mean any person who holds at least, (i) in the case of Series A Preferred Stock, twenty-five thousand (25,000) shares (as adjusted for any stock dividends, combinations or splits) of Series A Preferred Stock (or the Common Stock issued upon the conversion thereof) or, (ii) in the case of Series B and Series C Preferred Stock, sixteen thousand (16,000) shares (as adjusted for any stock dividends, combinations or splits) of Series B and Series C Preferred Stock (or the Common Stock issued upon conversion thereof) of the Company. For purposes of this Section 3.3, Major Investor includes any general partners and affiliates of a Major Investor. An investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates as it deems appropriate.

              Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

                  (a) The Company shall deliver a notice by certified mail ("Notice") to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

                  (b) By written notification received by the Company, within twenty (20) calendar days after giving of the Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of common stock issued and held, or issuable upon conversion of the Preferred Stock then held, by such Major Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion of all convertible securities issued or held, or issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock and Series C Preferred Stock then held, by all the Major Investors). The Company shall promptly, in writing, inform each Major Investor which purchases all the shares available to it ("Fully-Exercising Holder") of any other Major Investor's failure to do likewise. During the ten-day period commencing after such information is given, each Fully-Exercising Holder shall be entitled to obtain that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors which is equal to the proportion that the number of shares of common stock issued and held, or issuable upon conversion of the Preferred Stock then held, by such Fully-Exercising Holder bears to the total number of shares of common stock issued and held, or issuable upon conversion of the Preferred Stock then held, by all Fully-Exercising Holders who wish to purchase some of the unsubscribed shares.

                  (c) If all Shares referred to in the Notice which Major Investors are entitled to obtain pursuant to subsection 3.3(b) hereof are not purchased by such Major Investors, the Company may, during the thirty (30) day period following the expiration of the period provided in subsection 3.3(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or is such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

                  (d) The right of first offer in this paragraph 3.3 shall not be applicable (i) to the issuance or sale of not to exceed One Million Eight Hundred Fifty Thousand (1,850,000) shares of common stock (or options therefor) to employees for the primary purpose of soliciting or retaining their employment, (ii) to or after consummation of a bone fide, firmly underwritten public offering of shares of common stock, registered under the Act pursuant to a registration statement on Form S-1, at an offering price of at least $12.00 per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization) and $7,500,000 in the aggregate, (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise or (v) the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships provided such issuances are for other than primary equity financing purposes.

                  (e) The right of first refusal set forth in this Section 3.3 may not be assigned or transferred, except that (i) such right is assignable by each Major Investor to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with, any such Major Investor, and (ii) such right is assignable between and among any of the Holders.

              3.4. Board Representation and Observer Rights.

                  (a) Board Representation. The Board of Directors shall be, immediately following the Closing (as defined in the Stock Purchase Agreement), made up of Edward O. Lanphier II, John W. Larson, Michael Wood, William Gerber, Herbert Boyer, and one member to be chosen by the holders of a majority of Series B and Series C Preferred Stock (the "Series B/C Director"), who shall be reasonably acceptable to the holders of a majority of the Common Stock. With respect to the Series B/C Director, if requested, Lombard Odier & Cie hereby agrees to vote its shares of Series B and Series C Preferred Stock to elect as the Series B/C Director one person designated by Stephens Group, Inc. as long as Stephens Group, Inc. owns not less than fifty percent (50%) of the shares of the Series C Preferred Stock it holds upon the closing of its purchase of Series C Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof). Any vacancy occurring because of the death, resignation or removal of the Series B/C Director shall be filled according to this Section 3.4(a).

                  (b) Observer Rights. So long as Stephens Group, Inc. (i) owns not less than fifty percent (50%) of the shares of the Series C Preferred Stock it holds upon the closing of its purchase of Series C Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof) and (ii) does not appoint the Series C Director, the Company shall invite a representative of Stephens Group, Inc. to attend, either personally or telephonically, all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude such representative from any portion of any meeting if access to such information or attendance thereat could adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of confidential or proprietary information to such representative of if such Investor or its representative is a direct competitor of the Company.

              3.5. Termination of Covenants. The covenants set forth in this
Section 3 shall terminate and be of no further force or effect upon the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public.

        4. Miscellaneous.

              4.1. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

              4.2. Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

              4.3. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              4.4. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

              4.5. Notices. All notices or other communications hereunder shall be in writing (including by facsimile transmission) and mailed, sent or delivered to the respective parties hereto at or to their respective addresses or facsimile numbers set forth below their names on the signature pages hereof, or at or to such other address or facsimile number as shall be designated by any party in a written notice to the other parties hereto. All such notices and other communications shall be effective (i) if delivered by hand, when delivered; (ii) if sent by mail, upon the earlier of the date of receipt or five business days after deposit in the mail, first class (or, if to international addresses, by express courier); and (iii) if sent by facsimile transmission, when sent.

              4.6. Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

              4.7. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

              4.8. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

              4.9. Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

              4.10. Entire Agreement; Amendment; Waiver. This Agreement (including the Schedules hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       SANGAMO BIOSCIENCES, INC.

                                       By:
                                          ------------------------------------
                                          Edward O. Lanphier II, President








                            SANGAMO BIOSCIENCES, INC.
                 SIGNATURE PAGE TO INVESTORS' RIGHTS AGREEMENT

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       COMMON STOCKHOLDER

                                       ------------------------------------
                                       Edward O. Lanphier II








                            SANGAMO BIOSCIENCES, INC.
                 SIGNATURE PAGE TO INVESTORS' RIGHTS AGREEMENT

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       COMMON STOCKHOLDER

                                       ------------------------------------
                                       Michael C. Wood








                            SANGAMO BIOSCIENCES, INC.
                 SIGNATURE PAGE TO INVESTORS' RIGHTS AGREEMENT

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       SERIES A PREFERRED STOCKHOLDER

                                       ------------------------------------
                                       John W. Larson








                            SANGAMO BIOSCIENCES, INC.
                 SIGNATURE PAGE TO INVESTORS' RIGHTS AGREEMENT

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                             SERIES B AND SERIES C PREFERRED
                             STOCKHOLDER

                             JAFCO CO., LTD

                             By:
                                ------------------------------------
                                Mitsumasa Murase, President

                             JAFCO R-3 INVESTMENT ENTERPRISE PARTNERSHIP
                             JAFCO JS-3 INVESTMENT ENTERPRISE PARTNERSHIP
                             JAFCO G-6 (A) INVESTMENT ENTERPRISE PARTNERSHIP JAFCO G-6 (B) INVESTMENT ENTERPRISE PARTNERSHIP JAFCO G-7 (A) INVESTMENT ENTERPRISE PARTNERSHIP JAFCO G-7 (B) INVESTMENT ENTERPRISE PARTNERSHIP



                             By:
                                ------------------------------------
                                Mitsumasa Murase, President
                                JAFCO Co., Ltd.
                                Executive Partner








                            SANGAMO BIOSCIENCES, INC.
                 SIGNATURE PAGE TO INVESTORS' RIGHTS AGREEMENT

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       SERIES B AND SERIES C PREFERRED
                                       STOCKHOLDER

                                       LOMBARD ODIER & CIE

                                       By:
                                       Name:    ________________________________
                                       Title:   ________________________________








                            SANGAMO BIOSCIENCES, INC.
                 SIGNATURE PAGE TO INVESTORS' RIGHTS AGREEMENT

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       SERIES C PREFERRED STOCKHOLDER

                                       HALIFAX FUND LP

                                       By:  The Palladin Group L.P.
                                            as Investment Manager

                                       By:
                                          ------------------------------------
                                            Robert L. Chender








                            SANGAMO BIOSCIENCES, INC.
                 SIGNATURE PAGE TO INVESTORS' RIGHTS AGREEMENT

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       SERIES C PREFERRED STOCKHOLDER

                                       STEPHENS-SANGAMO BIOSCIENCES LLC

                                       By:
                                          ------------------------------------









                            SANGAMO BIOSCIENCES, INC.
                 SIGNATURE PAGE TO INVESTORS' RIGHTS AGREEMENT

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       SERIES C PREFERRED STOCKHOLDER

                                       WILLIAM J. RUTTER

                                       By:
                                          ------------------------------------









                            SANGAMO BIOSCIENCES, INC.
                 SIGNATURE PAGE TO INVESTORS' RIGHTS AGREEMENT

                                   SCHEDULE A

                               SCHEDULE OF HOLDERS

                            SERIES A PREFERRED STOCK


            Holders                                     Shares of Series A Preferred Stock
            -------                                     ----------------------------------
Alan J. Cohen                                                        25,000
Kenneth R. Kaszerman and Greg Moore                                  25,000
Robert W. Pittman                                                    50,000
Joseph Abrams Family Partnership,                                    75,000
ID #22-3191401
Peter Graf                                                          100,000
Steven Richman                                                      100,000
Peter M. Waldschutz                                                  50,000
Barry M. Weintraub, M.D., Profit Sharing Plan                        25,000
DLJSC Cust fbo Barry M. Weintraub TTEE
Bart M. Pasternak                                                    50,000
Altschul Investment Group                                            75,000
Arthur G. Altschul                                                   25,000
John W. Larson                                                       75,000
Thomas J. Marron                                                     25,000
von Reis/Altschul Family Partnership                                 50,000

                            SERIES B PREFERRED STOCK

                                                                       Shares of Series B
Holders                                                                  Preferred Stock
-------                                                                  ---------------
JAFCO Co, Ltd.                                                              200,000

JAFCO R-3 Investment Enterprise Partnership                                 136,986

JAFCO JS-3 Investment Enterprise Partnership                                 82,194

JAFCO G-6 (A) Investment Enterprise Partnership                             123,287

JAFCO G-6 (B) Investment Enterprise Partnership                             123,287

JAFCO G-7 (A) Investment Enterprise Partnership                             167,123

JAFCO G-7 (B) Investment Enterprise Partnership                             167,123

W. Patrick McMullan                                                          16,667

Lawrence N. Lavine                                                           16,667

Tusher Family Limited Partnership                                            33,820

Robert and Jill Greenman                                                     84,548

UMB Bank, N.A. Trustee of the                                                84,548
Brobeck, Phleger & Harrison LLP
Retirement Savings Plan fbo
John W. Larson

Jon D. and Linda Gruber                                                      42,274

J. Wyatt Gruber                                                               8,455

Lindsay D. Gruber                                                             8,455

J. Patterson McBaine                                                         16,910

Overbrook Fund I, LLC                                                        45,656

Lombard, Odier & Cie                                                      1,000,000

Lehman Brothers, Inc.                                                        40,000

                            SERIES C PREFERRED STOCK

                                                                       Shares of Series C
Holders                                                                  Preferred Stock
-------                                                                  ---------------
JAFCO Co, Ltd.                                                              222,223

Lombard, Odier & Cie                                                        222,222

Halifax Fund L.P.                                                           222,222

Stephens - Sangamo BioSciences LLC                                        1,000,000

William J. Rutter                                                           333,333

                                   SCHEDULE B

                            SCHEDULE OF STOCKHOLDERS


Name of Purchaser                                         Shares of Common Stock
-----------------                                         ----------------------
Edward O. Lanphier II                                              1,645,000

Michael C. Wood                                                      750,000